Exhibit 99.1

NEWS RELEASE

ARTHUR J. GALLAGHER & CO. ANNOUNCES

FIRST QUARTER 2024 FINANCIAL RESULTS

ROLLING MEADOWS, IL, April 25, 2024 — Arthur J. Gallagher & Co. (NYSE: AJG) today reported its financial results for the quarter ended March 31, 2024. Management will host a webcast conference call to discuss these results on Thursday, April 25, 2024 at 5:15 p.m. ET/4:15 p.m. CT. To listen to the call, and for printer-friendly formats of this release and the “CFO Commentary” and “Supplemental Quarterly Data,” which may also be referenced during the call, please visit ajg.com/IR. These documents contain both GAAP and non-GAAP measures. Investors and other users of this information should read carefully the section entitled “Information Regarding Non-GAAP Measures” beginning on page 8.

Summary of Financial Results - First Quarter
	Revenues Before						Diluted Net Earnings
	Reimbursements		Net Earnings (Loss)		EBITDAC		(Loss) Per Share
Segment	1st Q 24	1st Q 23	1st Q 24	1st Q 23	1st Q 24	1st Q 23	1st Q 24	1st Q 23
	(in millions)		(in millions)		(in millions)
Brokerage, as reported	$2,864.9	$2,375.2	$652.6	$515.3	$1,048.7	$880.6	$2.92	$2.37
Net (gains) on divestitures	(0.5)	(0.2)	(0.4)	(0.2)	(0.5)	(0.2)	—	—
Acquisition integration	—	—	36.4	39.7	48.7	51.2	0.16	0.18
Workforce and lease termination	—	—	8.7	11.8	11.6	15.4	0.04	0.06
Acquisition related adjustments	(26.0)	—	(8.3)	25.6	23.8	11.4	(0.02)	0.12
Amortization of intangible assets	—	—	116.7	89.1	—	—	0.53	0.41
Effective income tax rate impact	—	—	—	(2.5)	—	—	—	(0.01)
Levelized foreign currency translation	—	5.2	—	(0.9)	—	(0.9)	—	—

Brokerage, as adjusted *	2,838.4	2,380.2	805.7	677.9	1,132.3	957.5	3.63	3.13

Risk Management, as reported	352.8	297.6	39.3	33.5	70.5	55.9	0.18	0.15
Net (gains) losses on divestitures	0.2	(0.1)	0.1	(0.1)	0.2	(0.1)	—	—
Acquisition integration	—	—	0.5	0.4	0.7	0.6	—	—
Workforce and lease termination	—	—	0.9	0.5	1.2	0.6	—	—
Acquisition related adjustments	—	—	0.1	0.1	0.1	0.1	—	—
Amortization of intangible assets	—	—	4.5	1.1	—	—	0.02	0.01
Levelized foreign currency translation	—	(1.1)	—	(0.1)	—	(0.2)	—	—

Risk Management, as adjusted *	353.0	296.4	45.4	35.4	72.7	56.9	0.20	0.16

Corporate, as reported	0.4	0.1	(79.2)	(62.2)	(62.7)	(61.6)	(0.36)	(0.28)
Transaction-related costs	—	—	2.7	3.3	3.2	4.4	0.02	0.01

Corporate, as adjusted *	0.4	0.1	(76.5)	(58.9)	(59.5)	(57.2)	(0.34)	(0.27)

Total Company, as reported	$3,218.1	$2,672.9	$612.7	$486.6	$1,056.5	$874.9	$2.74	$2.24

Total Company, as adjusted *	$3,191.8	$2,676.7	$774.6	$654.4	$1,145.5	$957.2	$3.49	$3.02

Total Brokerage & Risk Management, as reported	$3,217.7	$2,672.8	$691.9	$548.8	$1,119.2	$936.5	$3.10	$2.52

Total Brokerage & Risk Management, as adjusted *	$3,191.4	$2,676.6	$851.1	$713.3	$1,205.0	$1,014.4	$3.83	$3.29

*

For first quarter 2024, the pretax impact of the Brokerage segment adjustments totals $204.7 million, mostly due to non-cash period expenses related to intangible amortization, with a corresponding adjustment to the provision for income taxes of $51.6 million relating to these items. For first quarter 2024, the pretax impact of the Risk Management segment adjustments totals $8.5 million, with a corresponding adjustment to the provision for income taxes of $2.4 million relating to these items. For first quarter 2024, the pretax impact of the Corporate segment adjustments totals $3.2 million, with a corresponding adjustment to the benefit for income taxes of $0.5 million relating to these items. A detailed reconciliation of the 2024 and 2023 provision (benefit) for income taxes is shown on pages 12 and 13.

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“We had a great first quarter to begin 2024” said J. Patrick Gallagher, Jr., Chairman and CEO. “Our core brokerage and risk management segments combined to post 20% revenue growth, including 9.4% organic revenue growth. At the same time, we grew net earnings by 26% and adjusted EBITDAC by 19%.

“First quarter primary insurance renewal premiums were up 7%. Property increases were up nearly 10% and casualty increases were approaching 7%, overcoming headwinds from professional lines like D&O and cyber. Reinsurance carriers are broadly maintaining their discipline on pricing, terms and conditions, while meeting increased client demand with incremental capacity. Overall, our insurance and reinsurance carrier partners continue to behave rationally, pushing for rate increases where it’s needed by line of business, industry and geography.

“Customers are buying more insurance. Our first quarter data is showing solid customer business activity and mid-term policy endorsements, audits and cancellations combined were again ahead of last year’s levels. We are also seeing continued labor market strength and further increases in new claims arising, also pointing to a resilient economic backdrop for our clients.

“As I look across our business, we remain well positioned to win new clients and retain our existing customers. I believe we have the best team in the business, with leading talent and expertise, stellar service, superior analytics, vast amounts of data and a wide global reach. We are in an enviable industry position and I am excited about the remainder of 2024 and beyond!”

Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):

Organic Revenues (Non-GAAP)	1st Q 2024	1st Q 2023
Base Commissions and Fees
Commissions and fees, as reported	$2,600.3	$2,160.1
Less commissions and fees from acquisitions	(244.2)	—
Levelized foreign currency translation	—	6.0

Organic base commissions and fees	$2,356.1	$2,166.1

Organic change in base commissions and fees	8.8%

Supplemental Revenues
Supplemental revenues, as reported	$93.9	$81.6
Less supplemental revenues from acquisitions	(2.3)	—
Levelized foreign currency translation	—	0.4

Organic supplemental revenues	$91.6	$82.0

Organic change in supplemental revenues	11.7%

Contingent Revenues
Contingent revenues, as reported	$86.0	$71.8
Less contingent revenues from acquisitions	(7.2)	—
Levelized foreign currency translation	—	0.2

Organic contingent revenues	$78.8	$72.0

Organic change in contingent revenues	9.4%

Total reported commissions, fees, supplemental revenues and contingent revenues	$2,780.2	$2,313.5
Less commissions, fees, supplemental revenues and contingent revenues from acquisitions	(253.7)	—
Levelized foreign currency translation	—	6.6

Total organic commissions, fees, supplemental revenues and contingent revenues	$2,526.5	$2,320.1

Total organic change	8.9%

Acquisition Activity	1st Q 2024	1st Q 2023
Number of acquisitions closed *	12	10
Estimated annualized revenues acquired (in millions)	$69.2	$69.0

*	In the first quarter of 2024, Gallagher issued 357,000 shares of its common stock directly to sellers in connection with tax-free exchange acquisitions.

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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):

Compensation Expense and Ratios			1st Q 2024	1st Q 2023
Compensation expense, as reported			$1,476.8	$1,206.1
Acquisition integration			(24.5)	(34.1)
Workforce and lease termination related charges			(10.4)	(13.4)
Acquisition related adjustments			(49.8)	(11.4)
Levelized foreign currency translation			—	5.7

Compensation expense, as adjusted			$1,392.1	$1,152.9

Reported compensation expense ratios using reported revenues on page 1	*		51.6%	50.8%

Adjusted compensation expense ratios using adjusted revenues on page 1	*	*	49.0%	48.4%

*

Reported first quarter 2024 compensation ratio was 0.8 pts higher than first quarter 2023. This ratio was primarily impacted by certain 2023 acquisitions that run a higher compensation ratio, as well as increased acquisition related adjustments, partially offset by lower integration costs.

**	Adjusted first quarter 2024 compensation ratio was 0.6 pts higher than first quarter 2023. This ratio was primarily impacted by certain 2023 acquisitions that run a higher compensation ratio.

Operating Expense and Ratios			1st Q 2024	1st Q 2023
Operating expense, as reported			$339.4	$288.5
Acquisition integration			(24.2)	(17.1)
Workforce and lease termination related charges			(1.2)	(2.0)
Levelized foreign currency translation			—	0.4

Operating expense, as adjusted			$314.0	$269.8

Reported operating expense ratios using reported revenues on page 1	*		11.9%	12.2%

Adjusted operating expense ratios using adjusted revenues on page 1	*	*	11.1%	11.3%

*

Reported first quarter 2024 operating expense ratio was 0.3 pts lower than first quarter 2023. This ratio was primarily impacted by savings in real estate expenses related to office consolidations, partially offset by higher integration costs.

**	Adjusted first quarter 2024 operating expense ratio was 0.2 pts lower than first quarter 2023. This ratio was primarily impacted by savings in real estate expenses related to office consolidations.

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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):

Net Earnings to Adjusted EBITDAC (Non-GAAP)		1st Q 2024	1st Q 2023
Net earnings, as reported		$652.6	$515.3
Provision for income taxes		223.5	175.6
Depreciation		32.8	27.9
Amortization		156.0	120.2
Change in estimated acquisition earnout payables		(16.2)	41.6

EBITDAC		1,048.7	880.6
Net (gains) on divestitures		(0.5)	(0.2)
Acquisition integration		48.7	51.2
Workforce and lease termination related charges		11.6	15.4
Acquisition related adjustments		23.8	11.4
Levelized foreign currency translation		—	(0.9)

EBITDAC, as adjusted		$1,132.3	$957.5

Net earnings margin, as reported using reported revenues on page 1		22.8%	21.7%

EBITDAC margin, as adjusted using adjusted revenues on page 1	*	39.9%	40.2%

*	The roll-in of M&A, which naturally runs at lower margins, impacted the year over year change in first quarter EBITDAC margin by approximately 90 basis points.

Risk Management Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):

Organic Revenues (Non-GAAP)	1st Q 2024	1st Q 2023
Fees	$341.9	$288.8
International performance bonus fees	2.6	4.2

Fees as reported	344.5	293.0
Less fees from acquisitions	(13.7)	—
Levelized foreign currency translation	—	(1.1)

Organic fees	$330.8	$291.9

Organic change in fees	13.3%

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Risk Management Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):

Compensation Expense and Ratios		1st Q 2024	1st Q 2023
Compensation expense, as reported		$213.9	$179.8
Acquisition integration		(0.6)	(0.6)
Workforce and lease termination related charges		(0.8)	(0.4)
Acquisition related adjustments		(0.1)	(0.1)
Levelized foreign currency translation		—	(0.8)

Compensation expense, as adjusted		$212.4	$177.9

Reported compensation expense ratios using reported revenues (before reimbursements) on page 1	*	60.6%	60.4%

Adjusted compensation expense ratios using adjusted revenues (before reimbursements) on page 1	*	60.2%	60.0%

*

Reported first quarter 2024 compensation ratio was 0.2 pts higher than first quarter 2023. Adjusted first quarter 2024 compensation ratio was 0.2 pts higher than first quarter 2023. Both ratios were primarily impacted by increased incentive compensation, partially offset by savings related to headcount controls.

Operating Expense and Ratios		1st Q 2024	1st Q 2023
Operating expense, as reported		$68.4	$61.9
Acquisition integration		(0.1)	—
Workforce and lease termination related charges		(0.4)	(0.2)
Levelized foreign currency translation		—	(0.1)

Operating expense, as adjusted		$67.9	$61.6

Reported operating expense ratios using reported revenues (before reimbursements) on page 1	*	19.4%	20.8%

Adjusted operating expense ratios using reported revenues (before reimbursements) on page 1	*	19.2%	20.8%

*

Reported first quarter 2024 operating expense ratio was 1.4 pts lower than first quarter 2023. Adjusted first quarter 2024 operating expense ratio was 1.6 pts lower than first quarter 2023. Both ratios were primarily impacted by savings in client-related expenses.

Net Earnings to Adjusted EBITDAC (Non-GAAP)	1st Q 2024	1st Q 2023
Net earnings, as reported	$39.3	$33.5
Provision for income taxes	13.9	12.0
Depreciation	10.9	8.7
Amortization	6.3	1.5
Change in estimated acquisition earnout payables	0.1	0.2

EBITDAC	70.5	55.9
Net (gains) losses on divestitures	0.2	(0.1)
Acquisition integration	0.7	0.6
Workforce and lease termination related charges	1.2	0.6
Acquisition related adjustments	0.1	0.1
Levelized foreign currency translation	—	(0.2)

EBITDAC, as adjusted	$72.7	$56.9

Net earnings margin, as reported using reported revenues (before reimbursements) on page 1	11.1%	11.3%

EBITDAC margin, as adjusted using adjusted revenues (before reimbursements) on page 1	20.6%	19.2%

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Corporate Segment Reported GAAP Information (dollars in millions):

	2024			2023
			Net Earnings			Net Earnings
			(Loss)			(Loss)
		Income	Attributable to		Income	Attributable to
	Pretax	Tax	Controlling	Pretax	Tax	Controlling
	Loss	Benefit	Interests	Loss	Benefit	Interests
1st Quarter
Components of Corporate Segment, as reported
Interest and banking costs	$(93.1)	$24.2	$(68.9)	$(68.7)	$17.9	$(50.8)
Clean energy related (1)	(1.9)	0.5	(1.4)	(2.2)	0.6	(1.6)
Acquisition costs (2)	(4.7)	0.8	(3.9)	(9.5)	1.5	(8.0)
Corporate (3)	(56.9)	51.9	(5.0)	(49.5)	48.4	(1.1)

Reported 1st Quarter	(156.6)	77.4	(79.2)	(129.9)	68.4	(61.5)
Adjustments
Transaction-related costs (2)	3.2	(0.5)	2.7	4.4	(1.1)	3.3

Components of Corporate Segment, as adjusted
Interest and banking costs	(93.1)	24.2	(68.9)	(68.7)	17.9	(50.8)
Clean energy related (1)	(1.9)	0.5	(1.4)	(2.2)	0.6	(1.6)
Acquisition costs	(1.5)	0.3	(1.2)	(5.1)	0.4	(4.7)
Corporate (3)	(56.9)	51.9	(5.0)	(49.5)	48.4	(1.1)

Adjusted 1st Quarter	$(153.4)	$76.9	$(76.5)	$(125.5)	$67.3	$(58.2)

(1)	Pretax loss for the first quarter is presented net of amounts attributable to noncontrolling interests of zero in 2024 and $(0.7) million in 2023.

(2)

Gallagher incurred transaction-related costs, which include legal, consulting, employee compensation and other professional fees primarily associated with its acquisitions of the Willis Towers Watson treaty reinsurance brokerage operations, the acquisition of Buck, which closed on April 3, 2023, and the acquisitions of Cadence Insurance, Eastern Insurance Group and My Plan Manager, all of which closed in fourth quarter 2023.

(3)

Corporate pretax loss includes a net unrealized foreign exchange remeasurement gain of $0.6 million in first quarter 2024 and a net unrealized foreign exchange remeasurement loss of ($0.1) million in first quarter 2023.

Interest and banking costs and debt - At March 31, 2024, Gallagher had $4,550.0 million of borrowings from public debt, $3,523.0 million of borrowings from private placements and $108.2 million of borrowings under its line of credit facility. In addition, Gallagher had $184.3 million outstanding under a revolving loan facility that provides funding for premium finance receivables, which are fully collateralized by the underlying premiums held by insurance carriers, and as such are excluded from its debt covenant computations. As previously disclosed, on February 12, 2024, Gallagher closed and funded an offering of $1.0 billion of unsecured senior notes in two tranches. The $500.0 million aggregate principal amount of 5.45% Senior Notes is due in 2034 and the $500.0 million aggregate principal amount of 5.75% Senior Notes is due in 2054. The weighted average interest rate is 5.71% per annum after giving effect to underwriting costs and a net hedge loss. Interest and banking costs in first quarter 2024 are higher than the same period in 2023 primarily due to the debt issuances that occurred in fourth quarter 2023 and first quarter 2024.

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Clean energy related - For 2024, this consists of operating results related to Gallagher’s investments in new clean energy projects.

Acquisition costs - Consists mostly of external professional fees and other due diligence costs related to acquisitions. On occasion, Gallagher enters into forward currency hedges for the purchase price of committed, but not yet funded, acquisitions with funding requirements in currencies other than the U.S. dollar. The gains or losses, if any, associated with these hedge transactions are also included in acquisition costs.

Corporate - Consists of overhead allocations mostly related to corporate staff compensation, other corporate level activities, and net unrealized foreign exchange remeasurement. In addition, it includes the tax expense related to the partial taxation of foreign earnings, nondeductible executive compensation and entertainment expenses, the tax benefit from the vesting of employee equity awards, as well as other permanent or discrete tax items not reflected in the provision for income taxes in the Brokerage and Risk Management segments.

Income Taxes - Gallagher allocates the provision for income taxes to its Brokerage and Risk Management segments using the local country statutory rates. Gallagher’s consolidated effective tax rate for the quarters ended March 31, 2024 and 2023 were 20.7% and 19.7%, respectively.

Webcast Conference Call - Gallagher will host a webcast conference call on Thursday, April 25, 2024 at 5:15 p.m. ET/4:15 p.m. CT. To listen to this call, please go to Arthur J. Gallagher & Co. - Events & Presentations (ajg.com). The call will be available for replay at such website for at least 90 days.

About Arthur J. Gallagher & Co.

Arthur J. Gallagher & Co., a global insurance brokerage, risk management and consulting services firm, is headquartered in Rolling Meadows, Illinois. Gallagher provides these services in approximately 130 countries around the world through its owned operations and a network of correspondent brokers and consultants.

Information Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipates,” “believes,” “contemplates,” “see,” “should,” “could,” “will,” “estimates,” “expects,” “intends,” “plans” and variations thereof and similar expressions, are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, anticipated future results or performance of any segment or Gallagher as a whole; statements regarding changes in its expenses in the next several quarters; the impact of foreign currency on its results; integration costs; workforce and lease termination costs; amortization of intangibles; depreciation; change in estimated earnout payables; effective tax rate; earnings from continuing operations attributable to noncontrolling interests; the premium rate environment and the state of insurance markets; and the economic environment.

Gallagher’s actual results may differ materially from those contemplated by the forward-looking statements. Readers are therefore cautioned against relying on any of the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance.

Important factors that could cause actual results to differ materially from those in the forward-looking statements include global economic and geopolitical events, including, among others, high inflation and related monetary policy responses, failures of financial institutions and other counterparties, potential U.S. government shutdowns, and political violence and instability, such as the wars in Ukraine and the Middle East; its actual acquisition opportunities, including closing risks related to pending acquisitions; risks with respect to acquisitions larger than its usual tuck-in acquisitions, such as the acquisition of Willis Towers Watson treaty reinsurance brokerage operations, Buck, Cadence Insurance, Eastern Insurance Group and My Plan Manager, including risks related to its ability to successfully integrate operations; the possibility that its assumptions may be inaccurate resulting in unforeseen obligations or liabilities and failure to realize the expected benefits of these acquisitions; damage to its reputation due to negative perceptions or publicity, including as a result of amplifying effects that the Internet and social media may have on such perceptions, and reputational issues related to its ESG-related activities and compliance with increasingly complex climate-related regulations, such as risks related to “greenwashing”; cybersecurity-related risks; its ability to apply technology, data analytics and artificial intelligence effectively and potential increased costs resulting from such activities; risks associated with the use of artificial intelligence in its business operations, including regulatory, data privacy, cybersecurity, E&O and competition risks; heightened competition for talent and increased compensation costs; disasters or other business interruptions, including with respect to its operations in India; risks related to its international operations, such as those related to regulatory, tax, ESG, sanctions and anti-corruption compliance; changes to data privacy and protection laws and regulations; foreign exchange rates; changes in accounting standards; changes in premium rates and in insurance markets generally, including developments in the reinsurance and insurance-linked securities markets and potential litigation that may arise as a result of such developments; tax, environmental or other compliance risks related to its legacy clean energy investments; its inability to receive dividends or other distributions from subsidiaries; and changes in the insurance brokerage industry’s competitive landscape.

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Please refer to Gallagher’s filings with the Securities and Exchange Commission, including Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and its subsequently filed Quarterly Reports on Form 10-Q for a more detailed discussion of these and other factors that could impact its forward-looking statements. Any forward-looking statement made by Gallagher in this press release speaks only as of the date on which it is made. Except as required by applicable law, Gallagher does not undertake to update the information included herein or the corresponding earnings release posted on Gallagher’s website.

Information Regarding Non-GAAP Measures

In addition to reporting financial results in accordance with GAAP, this press release provides information regarding EBITDAC, EBITDAC margin, adjusted EBITDAC, adjusted EBITDAC margin, diluted net earnings per share, as adjusted (adjusted EPS), adjusted revenue, adjusted compensation and operating expenses, adjusted compensation expense ratio, adjusted operating expense ratio and organic revenue. These measures are not in accordance with, or an alternative to, the GAAP information provided in this press release. Gallagher’s management believes that these presentations provide useful information to management, analysts and investors regarding financial and business trends relating to Gallagher’s results of operations and financial condition or because they provide investors with measures that its chief operating decision maker uses when reviewing Gallagher’s performance. See further below for definitions and additional reasons each of these measures is useful to investors. Gallagher’s industry peers may provide similar supplemental non-GAAP information with respect to one or more of these measures, although they may not use the same or comparable terminology and may not make identical adjustments. The non-GAAP information provided by Gallagher should be used in addition to, but not as a substitute for, the GAAP information provided. As disclosed in its most recent Proxy Statement, Gallagher makes determinations regarding certain elements of executive officer incentive compensation, performance share awards and annual cash incentive awards, partly on the basis of measures related to adjusted EBITDAC.

Adjusted Non-GAAP presentation - Gallagher believes that the adjusted non-GAAP presentations of the current and prior period information presented in this earnings release provide stockholders and other interested persons with useful information regarding certain financial metrics of Gallagher that may assist such persons in analyzing Gallagher’s operating results as they develop a future earnings outlook for Gallagher. The after-tax amounts related to the adjustments were computed using the normalized effective tax rate for each respective period. See pages 12 and 13 for a reconciliation of the adjustments made to income taxes.

•

Adjusted measures - Revenues (for the Brokerage segment), revenues before reimbursements (for the Risk Management segment), net earnings, compensation expense and operating expense, respectively, each adjusted to exclude the following, as applicable:

•

Net gains (losses) on divestitures, which are primarily net proceeds received related to sales of books of business and other divestiture transactions, such as the disposal of a business through sale or closure.

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Acquisition integration costs, which include costs related to certain large acquisitions (including the acquisitions of the Willis Towers Watson treaty reinsurance brokerage operations, Buck, Cadence Insurance, Eastern Insurance Group and My Plan Manager), outside the scope of the usual tuck-in strategy, not expected to occur on an ongoing basis in the future once Gallagher fully assimilates the applicable acquisition. These costs are typically associated with redundant workforce, compensation expense related to amortization of certain retention bonus arrangements, extra lease space, duplicate services and external costs incurred to assimilate the acquisition into its IT related systems.

•

Transaction-related costs, which are primarily associated with the acquisitions of the Willis Towers Watson treaty reinsurance brokerage operations, Buck, Cadence Insurance, Eastern Insurance Group and My Plan Manager. These include costs related to regulatory filings, legal and accounting services, insurance and incentive compensation.

•	Workforce related charges, which primarily include severance costs (either accrued or paid) related to employee terminations and other costs associated with redundant workforce.

•	Lease termination related charges, which primarily include costs related to terminations of real estate leases and abandonment of leased space.

•

Acquisition related adjustments principally relate to changes in estimated acquisition earnout payables adjustments and acquisition related compensation charges. In addition, from time to time may include changes in balance sheet estimates arising from conforming accounting principles, purchase-related true-ups and other balance sheet adjustments made after the closing date; the net impact of these on first quarter 2024 results was approximately $26 million of revenues and approximately $28 million of compensation expense.

•

Amortization of intangible assets, which reflects the amortization of customer/expiration lists, non-compete agreements, trade names and other intangible assets acquired through Gallagher’s merger and acquisition strategy, the impact to amortization expense of acquisition valuation adjustments to these assets as well as non-cash impairment charges.

•

The impact of foreign currency translation, as applicable. The amounts excluded with respect to foreign currency translation are calculated by applying current year foreign exchange rates to the same period in the prior year.

•	Effective income tax rate impact, which levelizes the prior year for the change in current year tax rates.

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•	Adjusted ratios - Adjusted compensation expense and adjusted operating expense, respectively, each divided by adjusted revenues.

Non-GAAP Earnings Measures

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EBITDAC and EBITDAC margin - EBITDAC is net earnings before interest, income taxes, depreciation, amortization and the change in estimated acquisition earnout payables and EBITDAC margin is EBITDAC divided by total revenues (for the Brokerage segment) and revenues before reimbursements (for the Risk Management segment). These measures for the Brokerage and Risk Management segments provide a meaningful representation of Gallagher’s operating performance for the overall business and provide a meaningful way to measure its financial performance on an ongoing basis.

•

EBITDAC, as Adjusted and EBITDAC Margin, as Adjusted - Adjusted EBITDAC is EBITDAC adjusted to exclude net gains on divestitures, acquisition integration costs, workforce related charges, lease termination related charges, acquisition related adjustments, transaction related costs, legal and tax related costs, and the period-over-period impact of foreign currency translation, as applicable, and Adjusted EBITDAC margin is Adjusted EBITDAC divided by total adjusted revenues (defined above). These measures for the Brokerage and Risk Management segments provide a meaningful representation of Gallagher’s operating performance, and are also presented to improve the comparability of its results between periods by eliminating the impact of the items that have a high degree of variability.

•

EPS, as Adjusted and Net Earnings, as Adjusted - Adjusted net earnings have been adjusted to exclude the after-tax impact of net gains on divestitures, acquisition integration costs, the impact of foreign currency translation, workforce related charges, lease termination related charges, acquisition related adjustments, transaction related costs, amortization of intangible assets, legal and tax related costs and effective income tax rate impact, as applicable. Adjusted EPS is Adjusted Net Earnings divided by diluted weighted average shares outstanding. This measure provides a meaningful representation of Gallagher’s operating performance (and as such should not be used as a measure of Gallagher’s liquidity), and for the overall business is also presented to improve the comparability of its results between periods by eliminating the impact of the items that have a high degree of variability.

Organic Revenues (a non-GAAP measure) - For the Brokerage segment, organic change in base commission and fee revenues, supplemental revenues and contingent revenues exclude the first twelve months of such revenues generated from acquisitions and such revenues related to divested operations in each year presented. These revenues are excluded from organic revenues in order to help interested persons analyze the revenue growth associated with the operations that were a part of Gallagher in both the current and prior period. In addition, organic change in base commission and fee revenues, supplemental revenues and contingent revenues excludes the period-over-period impact of foreign currency translation to improve the comparability of its results between periods. For the Risk Management segment, organic change in fee revenues excludes the first twelve months of such revenues generated from acquisitions and such revenues related to divested operations in each year presented. In addition, change in organic growth in fee revenues excludes the period-over-period impact of foreign currency translation to improve the comparability of its results between periods.

These revenue items are excluded from organic revenues in order to determine a comparable, but non-GAAP, measurement of revenue growth that is associated with the revenue sources that are expected to continue in the current year and beyond, as well as eliminating the impact of the items that have a high degree of variability. Gallagher has historically viewed organic revenue growth as an important indicator when assessing and evaluating the performance of its Brokerage and Risk Management segments. Gallagher also believes that using this non-GAAP measure allows readers of its financial statements to measure, analyze and compare the growth from its Brokerage and Risk Management segments in a meaningful and consistent manner.

Reconciliation of Non-GAAP Information Presented to GAAP Measures - This press release includes tabular reconciliations to the most comparable GAAP measures, as follows: for EBITDAC (on pages 10 and 11), for adjusted revenues, adjusted EBITDAC and adjusted diluted net earnings per share (on page 1), for organic revenue measures (on pages 2 and 4, respectively, for the Brokerage and Risk Management segments), for adjusted compensation and operating expenses and adjusted EBITDAC margin (on pages 4 and 5, respectively, for the Brokerage and Risk Management segments).

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC - 1st Quarter March 31,

(Unaudited - in millions except per share, percentage and workforce data)

	1st Q Ended	1st Q Ended
Brokerage Segment	Mar 31, 2024	Mar 31, 2023
Commissions	$1,993.6	$1,747.4
Fees	606.7	412.7
Supplemental revenues	93.9	81.6
Contingent revenues	86.0	71.8
Interest income, premium finance revenues and other income	84.7	61.7

Total revenues	2,864.9	2,375.2

Compensation	1,476.8	1,206.1
Operating	339.4	288.5
Depreciation	32.8	27.9
Amortization	156.0	120.2
Change in estimated acquisition earnout payables	(16.2)	41.6

Expenses	1,988.8	1,684.3

Earnings before income taxes	876.1	690.9
Provision for income taxes	223.5	175.6

Net earnings	652.6	515.3
Net earnings attributable to noncontrolling interests	4.3	0.8

Net earnings attributable to controlling interests	$648.3	$514.5

EBITDAC
Net earnings	$652.6	$515.3
Provision for income taxes	223.5	175.6
Depreciation	32.8	27.9
Amortization	156.0	120.2
Change in estimated acquisition earnout payables	(16.2)	41.6

EBITDAC	$1,048.7	$880.6

	1st Q Ended	1st Q Ended
Risk Management Segment	Mar 31, 2024	Mar 31, 2023
Fees	$344.5	$293.0
Interest income and other income	8.3	4.6

Revenues before reimbursements	352.8	297.6
Reimbursements	38.6	33.2

Total revenues	391.4	330.8

Compensation	213.9	179.8
Operating	68.4	61.9
Reimbursements	38.6	33.2
Depreciation	10.9	8.7
Amortization	6.3	1.5
Change in estimated acquisition earnout payables	0.1	0.2

Expenses	338.2	285.3

Earnings before income taxes	53.2	45.5
Provision for income taxes	13.9	12.0

Net earnings	39.3	33.5
Net earnings attributable to noncontrolling interests	—	—

Net earnings attributable to controlling interests	$39.3	$33.5

EBITDAC
Net earnings	$39.3	$33.5
Provision for income taxes	13.9	12.0
Depreciation	10.9	8.7
Amortization	6.3	1.5
Change in estimated acquisition earnout payables	0.1	0.2

EBITDAC	$70.5	$55.9

See “Information Regarding Non-GAAP Measures” beginning on page 8 of 13.

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC - 1st Quarter March 31,

(Unaudited - in millions except share and per share data)

	1st Q Ended	1st Q Ended
Corporate Segment	Mar 31, 2024	Mar 31, 2023
Other income	$0.4	$0.1

Total revenues	0.4	0.1

Compensation	35.2	29.6
Operating	27.9	32.1
Interest	92.2	67.9
Depreciation	1.7	1.1

Expenses	157.0	130.7

Loss before income taxes	(156.6)	(130.6)
Benefit for income taxes	(77.4)	(68.4)

Net loss	(79.2)	(62.2)
Net loss attributable to noncontrolling interests	—	(0.7)

Net loss attributable to controlling interests	$(79.2)	$(61.5)

EBITDAC
Net loss	$(79.2)	$(62.2)
Benefit for income taxes	(77.4)	(68.4)
Interest	92.2	67.9
Depreciation	1.7	1.1

EBITDAC	$(62.7)	$(61.6)

	1st Q Ended	1st Q Ended
Total Company	Mar 31, 2024	Mar 31, 2023
Commissions	$1,993.6	$1,747.4
Fees	951.2	705.7
Supplemental revenues	93.9	81.6
Contingent revenues	86.0	71.8
Interest income, premium finance revenues and other income	93.4	66.4

Revenues before reimbursements	3,218.1	2,672.9
Reimbursements	38.6	33.2

Total revenues	3,256.7	2,706.1

Compensation	1,725.9	1,415.5
Operating	435.7	382.5
Reimbursements	38.6	33.2
Interest	92.2	67.9
Depreciation	45.4	37.7
Amortization	162.3	121.7
Change in estimated acquisition earnout payables	(16.1)	41.8

Expenses	2,484.0	2,100.3

Earnings before income taxes	772.7	605.8
Provision for income taxes	160.0	119.2

Net earnings	612.7	486.6
Net earnings attributable to noncontrolling interests	4.3	0.1

Net earnings attributable to controlling interests	$608.4	$486.5

Diluted net earnings per share	$2.74	$2.24

Dividends declared per share	$0.60	$0.55

EBITDAC
Net earnings	$612.7	$486.6
Provision for income taxes	160.0	119.2
Interest	92.2	67.9
Depreciation	45.4	37.7
Amortization	162.3	121.7
Change in estimated acquisition earnout payables	(16.1)	41.8

EBITDAC	$1,056.5	$874.9

See “Information Regarding Non-GAAP Measures” beginning on page 8 of 13.

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Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited - in millions except per share data)

	Mar 31, 2024	Dec 31, 2023
Cash and cash equivalents	$1,762.6	$971.5
Fiduciary assets	35,156.1	26,907.9
Accounts receivable, net	4,148.7	3,786.6
Other current assets	412.1	450.1

Total current assets	41,479.5	32,116.1
Fixed assets - net	704.8	726.4
Deferred income taxes (includes tax credit carryforwards of $821.3 in 2024 and $867.4 in 2023)	1,054.9	1,132.3
Other noncurrent assets	1,197.0	1,131.8
Right-of-use assets	385.9	400.3
Goodwill	11,532.1	11,475.6
Amortizable intangible assets - net	4,621.7	4,633.3

Total assets	$60,975.9	$51,615.8

Fiduciary liabilities	$35,156.1	$26,907.9
Accrued compensation and other current liabilities	3,467.3	2,553.1
Deferred revenue - current	720.6	644.7
Premium financing debt	184.3	289.0
Corporate related borrowings - current	108.2	670.0

Total current liabilities	39,636.5	31,064.7
Corporate related borrowings - noncurrent	7,989.6	7,006.0
Deferred revenue - noncurrent	64.7	61.5
Lease liabilities - noncurrent	338.0	352.2
Other noncurrent liabilities	1,602.9	2,316.1

Total liabilities	49,631.7	40,800.5

Stockholders’ equity:
Common stock - issued and outstanding	218.5	216.7
Capital in excess of par value	7,502.0	7,297.8
Retained earnings	4,529.3	4,052.9
Accumulated other comprehensive loss	(949.0)	(792.1)

Total controlling interests stockholders’ equity	11,300.8	10,775.3
Noncontrolling interests	43.4	40.0

Total stockholders’ equity	11,344.2	10,815.3

Total liabilities and stockholders’ equity	$60,975.9	$51,615.8

Arthur J. Gallagher & Co.

Other Information

(Unaudited - data is rounded where indicated)

	1st Q Ended	4th Q Ended	1st Q Ended
OTHER INFORMATION	Mar 31, 2024	Dec 31, 2023	Mar 31, 2023
Basic weighted average shares outstanding (000s)	217,464	216,326	212,778
Diluted weighted average shares outstanding (000s)	221,957	221,104	216,951
Number of common shares outstanding at end of period (000s)	218,516	216,686	214,246
Workforce at end of period (includes acquisitions):
Brokerage	39,989	39,337	33,623
Risk Management	9,832	9,747	8,804
Total Company	52,980	52,118	45,112

Reconciliation of Non-GAAP Measures - Pre-tax Earnings and Diluted Net Earnings per Share (Unaudited)

(Unaudited - in millions except share and per share data)

				Net Earnings	Net Earnings
	Earnings	Provision		(Loss)	(Loss)	Diluted Net
	(Loss)	(Benefit)		Attributable to	Attributable to	Earnings
	Before Income	for Income	Net Earnings	Noncontrolling	Controlling	(Loss)
	Taxes	Taxes	(Loss)	Interests	Interests	per Share
1st Q Ended March 31, 2024
Brokerage, as reported	$876.1	$223.5	$652.6	$4.3	$648.3	$2.92
Net (gains) on divestitures	(0.5)	(0.1)	(0.4)	—	(0.4)	—
Acquisition integration	48.7	12.3	36.4	—	36.4	0.16
Workforce and lease termination	11.6	2.9	8.7	—	8.7	0.04
Acquisition related adjustments	(11.1)	(2.8)	(8.3)	(3.0)	(5.3)	(0.02)
Amortization of intangible assets	156.0	39.3	116.7	—	116.7	0.53

Brokerage, as adjusted	$1,080.8	$275.1	$805.7	$1.3	$804.4	$3.63

Risk Management, as reported	$53.2	$13.9	$39.3	$—	$39.3	$0.18
Net losses on divestitures	0.2	0.1	0.1	—	0.1	—
Acquisition integration	0.7	0.2	0.5	—	0.5	—
Workforce and lease termination	1.2	0.3	0.9	—	0.9	—
Acquisition related adjustments	0.1	—	0.1	—	0.1	—
Amortization of intangible assets	6.3	1.8	4.5	—	4.5	0.02

Risk Management, as adjusted	$61.7	$16.3	$45.4	$—	$45.4	$0.20

Corporate, as reported	$(156.6)	$(77.4)	$(79.2)	$—	$(79.2)	$(0.36)
Transaction-related costs	3.2	0.5	2.7	—	2.7	0.02

Corporate, as adjusted	$(153.4)	$(76.9)	$(76.5)	$—	$(76.5)	$(0.34)

See “Information Regarding Non-GAAP Measures” beginning on page 8 of 13.

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Reconciliation of Non-GAAP Measures - Pre-tax Earnings and Diluted Net Earnings per Share (Unaudited) - Continued

(Unaudited - in millions except share and per share data)

				Net Earnings	Net Earnings
	Earnings	Provision		(Loss)	(Loss)	Diluted Net
	(Loss)	(Benefit)		Attributable to	Attributable to	Earnings
	Before Income	for Income	Net Earnings	Noncontrolling	Controlling	(Loss)
	Taxes	Taxes	(Loss)	Interests	Interests	per Share
1st Q Ended March 31, 2023
Brokerage, as reported	$690.9	$175.6	$515.3	$0.8	$514.5	$2.37
Net (gains) on divestitures	(0.2)	—	(0.2)	—	(0.2)	—
Acquisition integration	51.2	11.5	39.7	—	39.7	0.18
Workforce and lease termination	15.5	3.7	11.8	—	11.8	0.06
Acquisition related adjustments	33.4	7.8	25.6	—	25.6	0.12
Amortization of intangible assets	120.2	31.1	89.1	—	89.1	0.41
Effective income tax rate impact	—	2.5	(2.5)	—	(2.5)	(0.01)
Levelized foreign currency translation	(1.1)	(0.2)	(0.9)	—	(0.9)	—

Brokerage, as adjusted	$909.9	$232.0	$677.9	$0.8	$677.1	$3.13

Risk Management, as reported	$45.5	$12.0	$33.5	$—	$33.5	$0.15
Net (gains) on divestitures	(0.1)	—	(0.1)	—	(0.1)	—
Acquisition integration	0.6	0.2	0.4	—	0.4	—
Workforce and lease termination	0.6	0.1	0.5	—	0.5	—
Acquisition related adjustments	0.1	—	0.1	—	0.1	—
Amortization of intangible assets	1.5	0.4	1.1	—	1.1	0.01
Levelized foreign currency translation	(0.1)	—	(0.1)	—	(0.1)	—

Risk Management, as adjusted	$48.1	$12.7	$35.4	$—	$35.4	$0.16

Corporate, as reported	$(130.6)	$(68.4)	$(62.2)	$(0.7)	$(61.5)	$(0.28)
Transaction-related costs	4.4	1.1	3.3	—	3.3	0.01

Corporate, as adjusted	$(126.2)	$(67.3)	$(58.9)	$(0.7)	$(58.2)	$(0.27)

See “Information Regarding Non-GAAP Measures” on page 8 of 13.

Contact:

Ray Iardella

Vice President - Investor Relations

630-285-3661 or ray_iardella@ajg.com

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